KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2025, with respect to the financial statements and financial highlights of Selected American Shares, Inc. and Selected International Fund, Inc., incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Columbus, Ohio

April 25, 2025